UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

Anadarko Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2013, Anadarko Petroleum Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals voted upon at the Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2013.

1. Each of the eleven nominees for director was elected to serve a one-year term expiring at the 2014 Annual Meeting of Stockholders. Votes regarding the persons elected as directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Kevin P. Chilton	366,460,698	4,563,591	1,417,511	41,860,321
Luke R. Corbett	368,959,539	1,185,982	2,296,279	41,860,321
H. Paulett Eberhart	364,379,853	5,792,470	2,269,477	41,860,321
Peter J. Fluor	364,047,755	6,138,428	2,255,617	41,860,321
Richard L. George	366,102,987	4,929,157	1,409,656	41,860,321
Preston M. Geren III	363,104,287	7,075,927	2,261,586	41,860,321
Charles W. Goodyear	370,443,801	577,392	1,420,607	41,860,321
John R. Gordon	362,299,296	7,990,623	2,151,881	41,860,321
Eric D. Mullins	370,424,096	602,681	1,415,023	41,860,321
Paula Rosput Reynolds	366,912,516	3,276,948	2,252,336	41,860,321
R. A. Walker	365,220,547	4,862,401	2,358,852	41,860,321

2. The appointment of KPMG LLP as the Company’s independent auditor for 2013 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
410,197,958	2,731,447	1,372,716	—

3. The stockholders approved, on an advisory basis, the compensation for the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
321,131,745	48,830,037	2,480,018	41,860,321

4. A stockholder proposal regarding a report on political contributions did not pass. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
75,637,372	207,524,042	89,280,386	41,860,321

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)
May 20, 2013
	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel
and Chief Administrative Officer